Exhibit 99.1

FLEET STATUS REPORT AS OF DECEMBER 8, 2010

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments[1]
U.S. MARKETED (9)

SEAHAWK 3000	300’MC	US GOM	Contracted/Finalizing Repairs	Energy XXI	$55,000	14		Permitted. Contract anticipated to start late December

			Contracted	Badger	$55,000	40		Permitted

			Contracted	Arena	$60,000	120		Permits pending for 5 well program

SEAHAWK 2602	250’MC	US GOM	Contracted	Arena	$40,000	65	11-Feb-2011	Contract commenced on 2-Dec-10. Prior contract with Energy XXI completed on 7-Oct-10

SEAHAWK 2601	250’MC	US GOM	Contracted	Chevron	$45,550	70	16-Feb-2011	Permitted. Dayrate may fluctuate based on contract personnel requirements

SEAHAWK 2600	250’MC	US GOM	Contracted	Tarpon	$40,000	43	20-Jan-2011	Contract commenced on 21-Nov-10. Prior well with Tarpon completed on 22-Oct-10

SEAHAWK 2505	250’MS	US GOM	Available					Sale of rig for $14.55 million contingent upon third-party contract award

SEAHAWK 2504	250’MS	US GOM	Available

SEAHAWK 2007	200’MC	US GOM	Contracted	Castex	$34,000	75	21-Feb-2011	Contract commenced on 8-Dec-10. Prior contract with Breton completed on 21-Oct-10

SEAHAWK 2004	200’MC	US GOM	Contracted	Walter Oil & Gas	$32,000	43	20-Jan-2011	Contract commenced on 7-Nov-10. Prior contract with Brandon Oil & Gas completed on 6-Nov-10.

SEAHAWK 2001	200’MC	US GOM	Contracted	ENI	$32,000	30		Permit pending. Prior contract with Petroquest completed on 22-Oct-10

U.S. COLD STACKED (11)

SEAHAWK 2500	250’MS	US GOM	Cold Stacked

SEAHAWK 2501	250’MS	US GOM	Cold Stacked

SEAHAWK 2502	250’MS	US GOM	Cold Stacked

SEAHAWK 2003	200’MC	US GOM	Cold Stacked

SEAHAWK 2006	200’MC	US GOM	Cold Stacked

SEAHAWK 2503	250’MS	US GOM	Cold Stacked

SEAHAWK 2005	200’MC	US GOM	Cold Stacked

SEAHAWK 2008	200’MC	US GOM	Cold Stacked

SEAHAWK 2002	200’MC	US GOM	Cold Stacked

SEAHAWK 2000	200’MC	US GOM	Cold Stacked

SEAHAWK 800	80’MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

[1]	The number of days to complete the program are estimated for U.S. well-to-well contracts. The actual number of days contracted may vary from this estimate.